EXHIBIT 23.3

Heaton & Company, PLLC

240 North East Promontory, Suite 200

Farmington, Utah 84025

Kristofer Heaton, CPA William R. Denney, CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members

Mimio LLC

We hereby consent to the incorporation of our report dated May 13, 2016, except for the effects of the matters described in Note 9 as to which the date is October 11, 2016, with respect to the financial statements of Mimio LLC for the years ended December 31, 2015 and 2014, and our report dated October 8, 2016 with respect to the financial statements of Mimio LLC as of and for the two-month period ended December 31, 2015 to be filed in the Registration Statement of Boxlight Corporation on Form S-1 Amendment No. 18 to be filed on or about October 28, 2016. We also consent to the use of our name and the references to us included in the Registration Statement.

/s/ Heaton & Company, PLLC

Heaton & Company, PLLC

Farmington, Utah

October 28 , 2016

240 N. East Promontory Suite 200 Farmington, Utah 84025 (T) 801.218.3523 heatoncpas.com